EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-145179) on Form S-8 and related Reoffer Prospectus of PetMed Express, Inc. of our reports dated May 23, 2017, relating to the consolidated financial statements of PetMed Express, Inc., and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of PetMed Express, Inc. for the year ended March 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Reoffer Prospectus.

/s/ RSM US LLP

West Palm Beach, Florida

June 23, 2017